Exhibit 10.27

RESTRICTED STOCK AWARD CERTIFICATE

US EMPLOYEES

Non-transferable

GRANT TO

Andrea D. Meade

(“Grantee”)

by ScanSource, Inc. (the “Company”) of

4,600 shares of its common stock, no par value (the “Shares”)

on: June 6, 2011 (the “Grant Date”)

pursuant to and subject to the provisions of the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and to the terms and conditions set forth in this Award Certificate (or the “Certificate”). This Certificate describes terms and conditions of the Restricted Stock Award (or the “Award”) granted herein and constitutes an agreement between the Grantee and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

The Award shall become earned and vested only if and to the extent that the conditions stated in Section 2 or Section 3 of the Certificate are met, subject to the other terms of the Certificate and the Plan.

IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

SCANSOURCE, INC.

By:	/s/ John J. Ellsworth
Its:	Authorized Officer
Grant Date: June 6, 2011

TERMS AND CONDITIONS

1. Grant of Shares. The Company hereby grants to the Grantee, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Certificate, a Restricted Stock Award (the “Award”) for up to the number of Shares indicated on Page 1 hereof.

2. Vesting and Earning of the Award.

(a) The Award shall be deemed earned and vested only if (and to the extent that) the conditions stated in Section 2 are met. The Committee has sole discretion to determine if the Award (or portion thereof) has been earned and vested.

(b) The Award is subject to both continued service and performance requirements as follows:

(i) First tranche: Up to fifty percent (50%) of the Shares subject to the Award (that is, 2,300 shares) shall (except as otherwise provided in Section 2(c) herein) vest and be earned if (A) the Grantee is employed by the Company on June 30, 2012 and has been an employee continuously since the Grant Date and (B) operating income (as defined below, “operating income”) for the Company for the fiscal year ended June 30, 2012 equals or exceeds $115,000,000. If both the continued service condition described in Section 2(b)(i)(A) and the performance condition described in Section 2(b)(i)(B) are not met, then none of the Shares subject to the first tranche shall vest; that is, both conditions must be met in order for any of such Shares to vest.

(ii) Second tranche: Up to fifty percent (50%) of the Shares subject to the Award (that is, 2,300 shares) shall (except as otherwise provided in Section 2(c) herein) vest and be earned if (A) the Grantee is employed by the Company on June 30, 2013 and has been an employee continuously since the Grant Date and (B) operating income for the fiscal year ended June 30, 2013 equals or exceeds $125,000,000. If both the continued service condition described in Section 2(b)(ii)(A) and the performance condition described in Section 2(b)(ii)(B) are not met, then none of the Shares subject to the second tranche shall vest; that is, both conditions must be met in order for any of such Shares to vest.

(iii) The Award shall not be deemed vested and earned with respect to a particular tranche until both of the following events have occurred: (A) the completion of the Company’s audited financial statements for the particular fiscal year and (B) the Committee’s written certification regarding if and to the extent the applicable performance goals have been met.

(iv) For the purposes herein, “operating income” shall mean the amount reflected for the line item identified as Operating Income on the Company’s audited consolidated financial statements for each respective fiscal year referenced above. The Company’s calculation of operating income shall be conclusive and binding absent fraud or manifest and material error.

(c) Notwithstanding that the conditions referenced in Section 2(b)(i) and/or Section 2(b)(ii) herein may have been met, the Committee shall have sole discretion to reduce (but not increase) the number of Shares deemed earned and vested (but not below 1,150 shares, that is 50% of the number of shares subject to the particular tranche) if the Committee determines that such reduction is appropriate based on the Committee’s evaluation of the Grantee’s performance in the following areas: (1) acquisitions and integration of acquisitions; (2) acquisition and implementation of the Company-wide information technology project involving a new enterprise resource planning software package; and (3) any other corporate, divisional or individual criteria determined by the Compensation Committee.

The period during which the Shares (or portion thereof) have not yet vested and been earned (or been forfeited) shall be referred to herein as the “Restricted Period.”

3. Effect of Termination; Forfeiture.

(a) If the Grantee’s employment with the Company terminates for any reason other than as set forth in Section 3(b) herein, then the Grantee shall forfeit all of the Grantee’s right, title and interest in the Award (and the underlying Shares), to the extent not vested and earned as of the date of the Grantee’s termination of employment, and such Restricted Shares shall revert to the Company (without the payment by the Company of any consideration for such Shares) immediately following the event of forfeiture.

(b) Notwithstanding the provisions of Section 2 and Section 3(a) herein, the Award shall be deemed earned and vested on the earliest to occur of the following:

(i) as to all of the Shares, upon the termination of the Grantee’s employment due to death or Disability; or

(ii) as to all of the Shares, upon the Grantee’s termination of employment by the Company without Cause or by the Grantee for Good Reason if such termination occurs within twelve (12) months after the effective date of a Change in Control (or as may otherwise be permitted under the Plan).

4. Restrictions. The Award and the Shares are subject to the following additional restrictions: “Restricted Shares” mean those Shares underlying the Award (or portion thereof) that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. The restrictions imposed under this Section shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.

5. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and ScanSource, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of ScanSource, Inc.” Stock certificates for the Shares or portion thereof without the first above legend shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

6. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and other rights as a stockholder with respect to the Shares (once issued) during and after the Restricted Period; provided, however, that Grantee shall not have any dividend rights with respect to the Shares unless, and then only to the extent that, the Shares have vested and been earned and the restrictions related to such Shares have elapsed. If Grantee forfeits any rights she may have under this Certificate, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein.

7. No Right of Continued Employment. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment or service at any time, nor confer upon Grantee any right to continue in the employ or service of the Company or any Affiliate.

8. Payment of Taxes. The Grantee acknowledges that the Company and/or its Affiliates are entitled to make arrangements to withhold payroll or other taxes as required by applicable law, and will, to the extent permitted by law, have the right to deduct any such tax from any payment of any kind otherwise due to the Grantee. The Grantee acknowledges that the Company has made no warranties or representations to the Grantee with respect to the tax consequences (including but not limited to income tax consequences) with respect to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Grantee has been advised that she should consult with her own attorney, accountant and/or tax advisor regarding the decision to enter into this Certificate and the consequences thereof. The Grantee also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Grantee.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise).

10. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

11. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

13. Nontransferability. The Award and underlying Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered unless and until the Award (or portion thereof) has vested and the underlying Shares have been issued.